Exhibit 1



                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value Won 5,000 per share, of Kookmin Bank, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this agreement expressly authorizes each other party to this agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date: November 26, 2001



THE GOLDMAN SACHS GROUP, INC.                  GOLDMAN SACHS CAPITAL KORYO GEN
                                               PAR, L.L.C.

By: /s/ Roger S. Begelman                      By: /s/ Roger S. Begelman
    ---------------------------                    ---------------------------
Name: Roger S. Begelman                        Name: Roger S. Begelman
Title: Attorney-in-fact                        Title: Attorney-in-fact

GOLDMAN SACHS (ASIA) L.L.C.                    GOLDMAN SACHS CAPITAL CHOSUN LTD.

By: /s/ Roger S. Begelman                      By: /s/ Roger S. Begelman
    ---------------------------                    ---------------------------
Name: Roger S. Begelman                        Name: Roger S. Begelman
Title: Attorney-in-fact                        Title: Attorney-in-fact

GOLDMAN SACHS CAPITAL KORYO, L.P.              GOLDMAN SACHS CAPITAL SHILLA LTD.

By: /s/ Roger S. Begelman                      By: /s/ Roger S. Begelman
    ---------------------------                    ---------------------------
Name: Roger S. Begelman                        Name: Roger S. Begelman
Title: Attorney-in-fact                        Title: Attorney-in-fact